UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

On September 10, 2012, 3DIcon Corporation (the “Company”) issued and sold to Victor Keen, a member of the Company’s Board of Directors and an accredited investor, a Convertible Bridge Note (the “Bridge Note”) in the aggregate principal amount of $60,000. The Notes included a $10,000 original issue discount. Accordingly, the Company received $50,000 gross proceeds from which the Company paid a placement agent fees of $2,250.

The Bridge Note matures 90 days from the date of its issuance and, other than the original issue discount, the Bridge Note do not carry interest. However, in the event the Bridge Note is not paid on maturity, all past due amounts will accrue interest at 15% per annum. Upon maturity of the Bridge Note, the holder of the Bridge Note may elect to convert all or any portion of the outstanding principal amount of the Bridge Note into (i) the securities to be sold pursuant to the Registration Statement on Form S-1 and the prospectus therein, filed on July 3, 2012 and amended on August 31, 2012, or amendment thereto (the “Registration Statement”), at the offering price of such offering; (ii) or shares of the Company’s common stock at a conversion price equal to the lesser of 100% of the Volume Weighted Average Price (VWAP), as reported for the 5 trading days prior to (a) the date of issuance of the Bridge Note, (b) the maturity date of the Bridge Note, or (c) the first closing date of the securities sold pursuant to the Registration Statement.

In the event that the Registration Statement is not declared effective 90 days from the date of the issuance of the Bridge Note (the “Required Effective Date”), the Company agreed to register the common stock of the Company into which the Bridge Note is convertible. The Company agreed to bear the cost of such registration. Furthermore, if the Registration Statement is not declared effective by the Required Effective Date and the Bridge Note is not paid in full by the Company, the Company will incur liquidated damages equal to 2% of the outstanding principal for each 30 day period after the Required Effective Date the Registration Statement is not declared effective, which amount will be increase to 3% per 30 days in the event that the Registration Statement is not declared effective within 120 days.

The Bridge Note was offered and sold to an accredited investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is incorporated by reference as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events

On September 13, 2012, the Company issued a press release reporting that the U.S. Patent and Trademark Office granted a new patent entitled “3D Volumetric Display” (U.S. Patent Number 8,247,755) to the University of Oklahoma. The Company has an exclusive license over this patent under a technology license agreement with the University of Oklahoma.

Item 9.01	Financial Statements and Exhibits

©	Exhibits

Exhibit No.	Description

4.1	Form of Convertible Bridge Note (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 31, 2012).

10.1	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 31, 2012).

99.1	Press Release dated September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	3DICON CORPORATION By: /s/ Mark Willner
Name: Mark Willner Position: Chief Executive Officer